ADDENDUM TO

COMMON STOCK PURCHASE WARRANT

DOCUMENT W-04122016

This Addendum dated April 12, 2016 between Immune Therapeutics, Inc. (the “Company” or the “Issuer”) and JMJ Financial (the “Holder” or the “Investor”) supplements and applies to the Common Stock Purchase Warrant Document W-04062016 between the Issuer and the Investor.

NOW, THEREFORE, the parties agree as follows:

1. Default. Each of the following are an event of default under the Warrant: (i) the Issuer shall breach or fail to honor any other term of this Warrant, any term under any other document related to this Warrant, or any other written agreement between the Issuer and the Investor (collectively, the “Transaction Documents”), including, without limitation, the Issuer’s obligation to reserve at all times a sufficient number of shares to provide for the issuance of common stock upon the full exercise of the Warrant pursuant to Section 2.2 of the Securities Purchase Agreement; or (ii) the Issuer fails to keep available a sufficient number of authorized, unissued and unreserved shares of common stock (other than shares of common stock reserved for the Investor) to permit the Investor to increase its share reserve to such number of shares as equals three times the number of shares necessary to provide for full exercise of Warrants owned by the Investor; or (iii) the Issuer’s failure to increase the number of authorized shares of common stock of the Issuer within sixty days of having a number of authorized, unissued, and unreserved shares of common stock (excluding shares of common stock reserved for the Investor) of less than three times the number of shares necessary to provide for the issuance of common stock upon full exercise of the warrants owned by the Investor; or (iv) the Issuer terminates or replaces the entity or person serving as the transfer agent for the Issuer without obtaining the previous written consent of the Investor thirty days in advance of such termination or replacement; or (v) the Issuer’s failure to appoint a new transfer agent approved by the Investor (such approval not to be unreasonably withheld) and to provide the Investor, within five business days following termination, resignation or replacement of the current transfer agent, an irrevocable instruction and share reservation letter, executed by the Issuer and the new transfer agent, providing rights to the Investor identical to the rights provided to the Investor in the irrevocable instruction and share reservation letter between the Issuer, the Investor, and the terminated, resigned or replaced transfer agent; or (vi) the Issuer shall become insolvent or generally fails to pay, or admits in writing its inability to pay, its debts as they become due, subject to applicable grace periods, if any; or (vii) the Issuer shall make a general assignment of all of its assets for the benefit of creditors; or (viii) the Issuer shall file a petition for relief under any bankruptcy, insolvency or similar law (domestic or foreign); or (ix) an involuntary proceeding shall be commenced or filed against the Issuer that is not dismissed within 30 days; or (x) the Issuer shall lose its status as “DTC Eligible” or the Issuer’s shareholders shall lose the ability to deposit (either electronically or by physical certificates, or otherwise) shares into the DTC System; or (xi) the Issuer shall become delinquent in its filing requirements as a fully-reporting issuer registered with the SEC for more than 30 days; or (xii) the Issuer shall fail to meet all requirements to satisfy the availability of Rule 144 to the Investor or its assigns including but not limited to timely fulfillment of its filing requirements as a fully-reporting issuer registered with the SEC, and requirements for XBRL filings, for a period of more than 10 days; or (xiii) the Issuer shall fail to meet the requirements to satisfy the availability of Rule 144 to the Investor or its assigns relating to the disclosure of financial statements on the Issuer’s website for a period of more than 2 days after receiving notice from the Investor that such requirements have not been met.

2. Remedies. For each notice of exercise of a warrant, in the event that shares are not delivered by the fifth business day (inclusive of the day of conversion) due to no fault of the Investor, a fee of $2,000 per day will be assessed for each day after the fifth business day (inclusive of the day of the conversion) until share delivery is made; and such fee will be added to the Aggregate Exercise Amount of the Warrant (under the Investor’s and the Issuer’s expectations that any penalty amounts will tack back to the Initial Issue Date of the Warrant). Upon each occurrence of any other event of default enumerated in Section 2 above which is not cured within two days following notice from Investor, the Investor may asses and apply a fee against the Issuer of $25,000 at any time any Aggregate Exercise Amount remains outstanding on this Warrant, regardless of whether such event of default has been cured or remedied. The parties agree that the fee shall be added to the Aggregate Exercise Amount of the Warrant and shall tack back to the Initial Issue Date of the Warrant for purposes of Rule 144. The Investor agrees that for each Event of Default that triggers a remedy under this Section, the Investor may apply the liquidated damages amount to either the Note or the Warrant, at its election, but shall not apply duplicated liquidated damages to both the Note and the Warrant for the same occurrence of an Event of Default. The parties acknowledge and agree that upon an event of default, Investor’s damages would be uncertain and difficult (if not impossible) to accurately estimate because of the parties’ inability to predict future interest rates and future share prices, Investor’s increased risk, and the uncertainty of the availability of a suitable substitute investment opportunity for Investor, among other reasons. Accordingly, any fees, charges, and default interest due under this Note or any other Transaction Document between the parties are intended by the parties to be, and shall be deemed, liquidated damages. The parties agree that such liquidated damages are a reasonable estimate of Investor’s actual damages and not a penalty, and shall not be deemed in any way to limit any other right or remedy Investor may have hereunder, at law or in equity. The parties acknowledge and agree that under the circumstances existing at the time this Note is entered into, such liquidated damages are fair and reasonable and are not penalties. All fees, charges, and default interest provided for in this Note and the Transaction Documents are agreed to by the parties to be based upon the obligations and the risks assumed by the parties as of the Effective Date and are consistent with investments of this type. The liquidated damages provisions shall not limit or preclude a party from pursuing any other remedy available at law or in equity; provided, however, that the liquidated damages are intended to be in lieu of actual damages.

IN WITNESS WHEREOF, the parties have caused this Addendum to be executed by its officers on the dates indicated below.

Issuer:	Investor:

/s/ Noreen Griffin	/s/ JMJ Financial
Noreen Griffin	JMJ Financial
Immune Therapeutics, Inc.	Its Principal
Chief Executive Officer

Date: 4/12/2016	Date: 4/12/2016

THIS WARRANT AND THE SHARES ISSUABLE UPON EXERCISE OF THIS WARRANT HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED. THIS WARRANT AND THE SHARES ISSUABLE UPON EXERCISE OF THIS WARRANT MAY NOT BE SOLD, OFFERED FOR SALE, PLEDGED OR HYPOTHECATED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT OR APPLICABLE EXEMPTION OR SAFE HARBOR PROVISION.

COMMON STOCK PURCHASE WARRANT

DOCUMENT W-04122016

IMMUNE THERAPEUTICS, INC.

Warrant Shares: 3,515,621	Initial Issue Date: April 12, 2016
Aggregate Exercise Amount: $492,187

THIS COMMON STOCK PURCHASE WARRANT (the “Warrant”) certifies that, for value received, JMJ Financial, its Principal, or its assigns (the “Investor” or the “Holder”) is entitled, upon the terms and subject to the limitations on exercise and the conditions hereinafter set forth, at any time on or after the date hereof (the “Initial Exercise Date”) and on or prior to the close of business on the five (5) year anniversary of the Initial Exercise Date (as subject to adjustment hereunder, the “Termination Date”), to subscribe for and purchase from IMMUNE THERAPEUTICS, INC., a Florida corporation (the “Issuer” or the “Company”), up to 3,515,621 shares (as subject to adjustment herein, the “Warrant Shares”) of common stock of the Company (the “Common Stock”). The purchase price of one share of Common Stock under this Warrant shall be equal to the Exercise Price, as defined in Section 1.2.

ARTICLE 1 EXERCISE RIGHTS

The Holder will have the right to exercise this Warrant to purchase shares of Common Stock as set forth below. Capitalized terms used and not otherwise defined herein shall have the meanings set forth in that certain Securities Purchase Agreement Document SPA-04122016 dated April 12, 2016 between the Company and the Holder (the “Agreement”).

1.1 Exercise of Warrant. Exercise of the purchase rights represented by this Warrant may be made, in whole or in part, from and after the Initial Exercise Date, and then at any time, by delivery to the Company (or such other office or agency of the Company as it may designate by notice in writing to the registered Holder at the address of the Holder appearing on the books of the Company) of a duly executed facsimile or emailed copy of the Notice of Exercise form annexed hereto. Within three (3) business days following the date of exercise as aforesaid, the Holder shall deliver the aggregate Exercise Price for the shares specified in the applicable Notice of Exercise by wire transfer or check drawn on a United States bank unless the cashless exercise procedure specified in Section 1.3 below is specified in the applicable Notice of Exercise. Partial exercises of this Warrant resulting in purchases of a portion of the total number of Warrant Shares available hereunder shall have the effect of lowering the outstanding number of Warrant Shares purchasable hereunder in an amount equal to the applicable number of Warrant Shares purchased. The Holder and the Company shall maintain records showing the number of Warrant Shares purchased and the date of such purchases. The Company shall deliver any objection to any Notice of Exercise form within 24 hours of receipt of such notice. The Holder and any assignee, by acceptance of this Warrant, acknowledge and agree that, by reason of the provisions of this paragraph, following the purchase of a portion of the Warrant Shares hereunder, the number of Warrant Shares available for purchase hereunder at any given time may be less than the amount stated on the face hereof.

1.2 Exercise Price. The exercise price per share of Common Stock under this Warrant shall be $0.14 per share, subject to adjustment hereunder (the “Exercise Price”). The aggregate exercise price is $492,187.

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1.3 Cashless Exercise. If at any time after the earlier of (i) the six (6) month anniversary of the date of the Agreement and (ii) the completion of the then-applicable holding period required by Rule 144, or any successor provision then in effect, there is no effective Registration Statement registering, or no current prospectus available for, the resale of the Warrant Shares by the Holder, then this Warrant may also be exercised, in whole or in part, at such time by means of a “cashless exercise” in which the Holder shall be entitled to receive a number of Warrant Shares equal to the quotient obtained by dividing [(A-B) (X)] by (A), where:

(A) =	the VWAP on the trading day immediately preceding the date on which Holder elects to exercise this Warrant by means of a “cashless exercise,” as set forth in the applicable Notice of Exercise;

(B) =	the Exercise Price of this Warrant, as adjusted hereunder; and

(X) =	the number of Warrant Shares that would be issuable upon exercise of this Warrant in accordance with the terms of this Warrant if such exercise were by means of a cash exercise rather than a cashless exercise.

1.4 Termination. This Warrant shall terminate 5 years from the Initial Exercise Date identified above unless mutually agreed upon in writing by the Holder and the Company.

1.5 Delivery of Warrant Shares. Warrant Shares purchased hereunder will be delivered to Holder by 2:30 pm EST within five (5) business days of Notice of Exercise by “DWAC/FAST” electronic transfer (such date, the “Warrant Share Delivery Date”). For example, if Holder delivers a Notice of Exercise to the Company at 5:15 pm eastern time on Monday January 1st, the Company’s transfer agent must deliver shares to Holder’s broker via “DWAC/FAST” electronic transfer by no later than 2:30 pm eastern time on Friday January 5th. The Warrant Shares shall be deemed to have been issued, and Holder or any other person so designated to be named therein shall be deemed to have become a holder of record of such shares for all purposes, as of the date of delivery of the Notice of Exercise. Holder may assess penalties or liquidated damages (both referred to herein as “penalties”) as follows. For each exercise, in the event that shares are not delivered by the fifth business day (inclusive of the day of exercise), the Company shall pay the Holder in cash a penalty of $2,000 per day for each day after the fifth business day (inclusive of the day of exercise) until share delivery is made. The Company will not be subject to any penalties once its transfer agent correctly processes the shares to the DWAC system. The Company will make its best efforts to deliver the Warrant Shares to the Holder the same day or next day.

1.6 Delivery of Warrant. The Holder shall not be required to physically surrender this Warrant to the Company. If the Holder has purchased all of the Warrant Shares available hereunder and the Warrant has been exercised in full, this Warrant shall automatically be cancelled without the need to surrender the Warrant to the Company for cancellation. If this Warrant shall have been exercised in part, the Company shall, at the request of Holder and upon surrender of this Warrant, at the time of delivery of the Warrant Shares, deliver to the Holder a new Warrant evidencing the rights of the Holder to purchase the unpurchased Warrant Shares called for by this Warrant, which new Warrant shall in all other respects be identical with this Warrant and, for purposes of Rule 144, shall tack back to the original date of this Warrant.

1.7 Warrant Exercise Rescission Rights. For any reason in Holder’s sole discretion, including if the Warrant Shares are not delivered by DWAC/FAST electronic transfer or in accordance with the timeframe stated in Section 1.5, or for any other reason, Holder may, at any time prior to selling those Warrant Shares rescind such exercise, in whole or in part, in which case the Company must, within three (3) days of receipt of notice from the Holder, repay to the Holder the portion of the exercise price so rescinded and reinstate the portion of the Warrant and equivalent number of Warrant Shares for which the exercise was rescinded and, for purposes of Rule 144, such reinstated portion of the Warrant and the Warrant Shares shall tack back to the original date of this Warrant. If Warrant Shares were issued to Holder prior to Holder’s rescission notice, upon return of payment from the Company, Holder will, within three (3) days of receipt of payment, commence procedures to return the Warrant Shares to the Company.

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1.8 Compensation for Buy-In on Failure to Timely Deliver Certificates Upon Exercise. In addition to any other rights available to the Holder, if the Company fails to cause its transfer agent to transmit to the Holder the Warrant Shares on or before the Warrant Share Delivery Date, and if after such date the Holder is required by its broker to purchase (in an open market transaction or otherwise) or the Holder’s brokerage firm otherwise purchases, shares of Common Stock to deliver in satisfaction of a sale by the Holder of the Warrant Shares which the Holder anticipated receiving upon such exercise (a “Buy-In”), then the Company shall (A) pay in cash to the Holder the amount, if any, by which (x) the Holder’s total purchase price (including brokerage commissions and other fees, if any) for the shares of Common Stock so purchased exceeds (y) the amount obtained by multiplying (1) the number of Warrant Shares that the Company was required to deliver to the Holder in connection with the exercise at issue times (2) the price at which the sell order giving rise to such purchase obligation was executed, and (B) at the option of the Holder, either (x) reinstate the portion of the Warrant and equivalent number of Warrant Shares for which such exercise was not honored (in which case such exercise shall be deemed rescinded), (y) deliver to the Holder the number of shares of Common Stock that would have been issued had the Company timely complied with its exercise and delivery obligations hereunder, or (z) pay in cash to the Holder the amount obtained by multiplying (1) the number of Warrant Shares that the Company was required to deliver to the Holder in connection with the exercise at issue times (2) the price at which the sell order giving rise to such purchase obligation was executed. The Holder shall provide the Company written notice indicating the amounts payable to the Holder in respect of the Buy-In and, upon request of the Company, evidence of the amount of such loss.

1.9 Make-Whole for Market Loss after Exercise. At the Holder’s election, if the Company fails for any reason to deliver to the Holder the Warrant Shares by DWAC/FAST electronic transfer (such as by delivering a physical certificate) and if the Holder incurs a Market Price Loss, then at any time subsequent to incurring the loss the Holder may provide the Company written notice indicating the amounts payable to the Holder in respect of the Market Price Loss and the Company must make the Holder whole as follows:

Market Price Loss = [(High trade price on the day of exercise) x (Number of Warrant Shares)] – [(Sales price realized by Holder) x (Number of Warrant Shares)]

The Company must pay the Market Price Loss by cash payment, and any such cash payment must be made by the third business day from the time of the Holder’s written notice to the Company.

1.10 Make-Whole for Failure to Deliver Loss. At the Holder’s election, if the Company fails for any reason to deliver to the Holder the Warrant Shares by the Warrant Share Delivery Date and if the Holder incurs a Failure to Deliver Loss, then at any time the Holder may provide the Company written notice indicating the amounts payable to the Holder in respect of the Failure to Deliver Loss and the Company must make the Holder whole as follows:

Failure to Deliver Loss = [(High trade price at any time on or after the day of exercise) x (Number of Warrant Shares)]

The Company must pay the Failure to Deliver Loss by cash payment, and any such cash payment must be made by the third business day from the time of the Holder’s written notice to the Company.

1.11 Choice of Remedies. Nothing herein, including, but not limited to, Holder’s electing to pursue its rights under Sections 1.9 or 1.10 of this Warrant, shall limit a Holder’s right to pursue any other remedies available to it hereunder, at law or in equity including, without limitation, a decree of specific performance and/or injunctive relief with respect to the Company’s failure to timely deliver shares of Common Stock upon exercise of the Warrant as required pursuant to the terms hereof.

1.12 Charges, Taxes and Expenses. Issuance of Warrant Shares shall be made without charge to the Holder for any issue or transfer tax or other incidental expense in respect of the issuance of such shares, all of which taxes and expenses shall be paid by the Company, and such Warrant Shares shall be issued in the name of the Holder or in such name or names as may be directed by the Holder. The Company shall pay all transfer agent fees required for same-day processing of any Notice of Exercise.

1.13 Holder’s Exercise Limitations. Unless otherwise agreed in writing by both the Company and the Holder, at no time will the Holder exercise any amount of this Warrant to purchase Common Stock that would result in the Holder owning more than 4.99% of the Common Stock outstanding of the Company (the “Beneficial Ownership Limitation”). Upon the written or oral request of Holder, the Company shall within twenty-four (24) hours confirm orally and in writing to the Holder the number of shares of Common Stock then outstanding.

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ARTICLE 2 ADJUSTMENTS

2.1 Stock Dividends and Splits. If the Company, at any time while this Warrant is outstanding: (i) pays a stock dividend or otherwise makes a distribution or distributions on shares of its Common Stock or any other equity or equity equivalent securities payable in shares of Common Stock (which, for avoidance of doubt, shall not include any shares of Common Stock issued by the Company upon exercise of this Warrant), (ii) subdivides outstanding shares of Common Stock into a larger number of shares, (iii) combines (including by way of reverse stock split) outstanding shares of Common Stock into a smaller number of shares or (iv) issues by reclassification of shares of the Common Stock any shares of capital stock of the Company, then in each case the Exercise Price shall be multiplied by a fraction of which the numerator shall be the number of shares of Common Stock (excluding treasury shares, if any) outstanding immediately before such event and of which the denominator shall be the number of shares of Common Stock outstanding immediately after such event, and the number of shares issuable upon exercise of this Warrant shall be proportionately adjusted such that the aggregate Exercise Price of this Warrant shall remain unchanged. Any adjustment made pursuant to this Section 2.1 shall become effective immediately after the record date for the determination of stockholders entitled to receive such dividend or distribution and shall become effective immediately after the effective date in the case of a subdivision, combination or re-classification.

2.2 Subsequent Equity Sales. If the Company, at any time while this Warrant is outstanding, shall sell or grant any option to purchase, or sell or grant any right to reprice, or otherwise dispose of or issue (or announce any offer, sale, grant or any option to purchase or other disposition) any Common Stock (including pursuant to the terms of any outstanding securities issued prior to the issuance of this security (including, but not limited to, warrants, convertible notes, or other agreements)) or any security entitling the holder thereof (including sales or grants to the Holder) to acquire Common Stock, including, without limitation, any debt, preferred stock, right, option, warrant or other instrument that is convertible into or exercisable or exchangeable for, or otherwise entitles the holder thereof to receive, Common Stock (a “Common Stock Equivalent”), at an effective price per share less than the Exercise Price then in effect (such lower price, the “Base Share Price” and such issuances collectively, a “Dilutive Issuance”) (it being understood and agreed that if the holder of the Common Stock or Common Stock Equivalents so issued shall at any time, whether by operation of purchase price adjustments, reset provisions, floating conversion, exercise or exchange prices or otherwise, or due to warrants, options or rights per share which are issued in connection with such issuance, be entitled to receive shares of Common Stock at an effective price per share that is less than the Exercise Price, such issuance shall be deemed to have occurred for less than the Exercise Price on such date of the Dilutive Issuance at such effective price regardless of whether such holder has received or ever receives shares at such effective price), then simultaneously with the consummation of each Dilutive Issuance the Exercise Price shall be reduced and only reduced to equal the Base Share Price and consequently the number of Warrant Shares issuable hereunder shall be increased such that the Aggregate Exercise Amount hereunder, after taking into account the decrease in the Exercise Price, shall be equal to the Aggregate Exercise Amount prior to such adjustment. Such adjustment shall be made whenever such Common Stock or Common Stock Equivalents are issued. The Company shall notify the Holder, in writing, no later than the business day following the issuance or deemed issuance of any Common Stock or Common Stock Equivalents subject to this Section 2.2, indicating therein the applicable issuance price, or applicable reset price, exchange price, conversion price and other pricing terms (such notice, the “Dilutive Issuance Notice”). In addition, the Company and/or its transfer agent shall provide the Holder, whenever the Holder requests at any time while this Warrant is outstanding, a schedule of all issuances of Common Stock or Common Stock Equivalents since the date of the Agreement, including the applicable issuance price, or applicable reset price, exchange price, conversion price, exercise price and other pricing terms. The term issuances shall also include all agreements to issue, or prospectively issue Common Stock or Common Stock Equivalents, regardless of whether the issuance contemplated by such agreement is consummated. The Company shall notify the Holder in writing of any issuances within twenty-four (24) hours of such issuance. For purposes of clarification, whether or not the Company provides a Dilutive Issuance Notice pursuant to this Section 2.2, upon the occurrence of any Dilutive Issuance, the Holder is entitled to receive a number of Warrant Shares based upon the Base Share Price regardless of whether the Holder accurately refers to the Base Share Price in the Notice of Exercise. If the Company enters into a Variable Rate Transaction, the Company shall be deemed to have issued Common Stock or Common Stock Equivalents at the lowest possible conversion or exercise price at which such securities may be converted or exercised. “Variable Rate Transaction” means a transaction in which the Company (i) issues or sells any debt or equity securities that are convertible into, exchangeable or exercisable for, or include the right to receive, additional shares of Common Stock either (A) at a conversion price, exercise price or exchange rate or other price that is based upon, and/or varies with, the trading prices of or quotations for the shares of Common Stock at any time after the initial issuance of such debt or equity securities or (B) with a conversion, exercise or exchange price that is subject to being reset at some future date after the initial issuance of such debt or equity security or upon the occurrence of specified or contingent events directly or indirectly related to the business of the Company or the market for the Common Stock or (ii) enters into any agreement, including, but not limited to, an equity line of credit, whereby the Company may sell securities at a future determined price.

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2.3 Subsequent Rights Offerings. In addition to any adjustments pursuant to Section 2.1 or 2.2 above, if at any time the Company grants, issues or sells any Common Stock Equivalents or rights to purchase stock, warrants, securities or other property pro rata to the record holders of any class of shares of Common Stock (the “Purchase Rights”), then the Holder will be entitled to acquire, upon the terms applicable to such Purchase Rights, the aggregate Purchase Rights which the Holder could have acquired if the Holder had held the number of shares of Common Stock acquirable upon complete exercise of this Warrant (without regard to any limitations on exercise hereof, including without limitation, the Beneficial Ownership Limitation) immediately before the date on which a record is taken for the grant, issuance or sale of such Purchase Rights, or, if no such record is taken, the date as of which the record holders of shares of Common Stock are to be determined for the grant, issue or sale of such Purchase Rights (provided, however, to the extent that the Holder’s right to participate in any such Purchase Right would result in the Holder exceeding the Beneficial Ownership Limitation, then the Holder shall not be entitled to participate in such Purchase Right to such extent (or beneficial ownership of such shares of Common Stock as a result of such Purchase Right to such extent) and such Purchase Right to such extent shall be held in abeyance for the Holder until such time, if ever, as its right thereto would not result in the Holder exceeding the Beneficial Ownership Limitation).

2.4 Pro Rata Distributions. If the Company, at any time while this Warrant is outstanding, shall distribute to all holders of Common Stock (and not to the Holder) evidences of its indebtedness or assets (including cash and cash dividends) or rights or warrants to subscribe for or purchase any security other than the Common Stock (which shall be subject to Section 2.3), then in each such case the Exercise Price shall be adjusted by multiplying the Exercise Price in effect immediately prior to the record date fixed for determination of stockholders entitled to receive such distribution by a fraction of which the denominator shall be the VWAP determined as of the record date mentioned above, and of which the numerator shall be such VWAP on such record date less the then per share fair market value at such record date of the portion of such assets or evidence of indebtedness or rights or warrants so distributed applicable to one outstanding share of the Common Stock as determined by the Board of Directors in good faith. In either case the adjustments shall be described in a statement provided to the Holder of the portion of assets or evidences of indebtedness so distributed or such subscription rights applicable to one share of Common Stock. Such adjustment shall be made whenever any such distribution is made and shall become effective immediately after the record date mentioned above.

2.5 Notice to Holder. Whenever the Exercise Price is adjusted pursuant to any provision of this Article 2, the Company shall promptly notify the Holder (by written notice) setting forth the Exercise Price after such adjustment and any resulting adjustment to the number of Warrant Shares and setting forth a brief statement of the facts requiring such adjustment.

ARTICLE 3 COMPANY COVENANTS

3.1 Reservation of Shares. As set forth in Section 2.2 of document SPA-04122016, as of the issuance date of this Warrant and for the remaining period during which the Warrant is exercisable, the Company will reserve from its authorized and unissued Common Stock a sufficient number of shares to provide for the issuance of Warrant Shares upon the full exercise of this Warrant. The Company represents that upon issuance, such Warrant Shares will be duly and validly issued, fully paid and non-assessable. The Company agrees that its issuance of this Warrant constitutes full authority to its officers, agents and transfer agents who are charged with the duty of executing and issuing shares to execute and issue the necessary Warrant Shares upon the exercise of this Warrant. No further approval or authority of the stockholders of the Board of Directors of the Company is required for the issuance of the Warrant Shares.

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3.2 No Adverse Actions. Except and to the extent as waived or consented to by the Holder, the Company shall not by any action, including, without limitation, amending its certificate of incorporation or through any reorganization, transfer of assets, consolidation, merger, dissolution, issue or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms of this Warrant, but will at all times in good faith assist in the carrying out of all such terms and in the taking of all such actions as may be necessary or appropriate to protect the rights of Holder as set forth in this Warrant against impairment. Without limiting the generality of the foregoing, the Company will (i) not increase the par value of any Warrant Shares above the amount payable therefor upon such exercise immediately prior to such increase in par value, (ii) take all such action as may be necessary or appropriate in order that the Company may validly and legally issue fully paid and non-assessable Warrant Shares upon the exercise of this Warrant and (iii) use commercially reasonable efforts to obtain all such authorizations, exemptions or consents from any public regulatory body having jurisdiction thereof, as may be, necessary to enable the Company to perform its obligations under this Warrant.

ARTICLE 4 MISCELLANEOUS

4.1 Representation by the Holder. The Holder, by the acceptance hereof, represents and warrants that it is acquiring this Warrant and, upon any exercise hereof, will acquire the Warrant Shares issuable upon such exercise, for its own account and not with a view to or for distributing or reselling such Warrant Shares or any part thereof in violation of the Securities Act or any applicable state securities law, except pursuant to sales registered or exempted under the Securities Act.

4.2 Transferability. Subject to compliance with any applicable securities laws, this Warrant and all rights hereunder (including, without limitation, any registration rights) are transferable, in whole or in part, by a written assignment of this Warrant duly executed by the Holder or its agent or attorney. If necessary to obtain a new warrant for any assignee, the Company, upon surrender of this Warrant, shall execute and deliver a new Warrant or Warrants in the name of the assignee or assignees, as applicable, and in the denomination or denominations specified in such instrument of assignment, and shall issue to the assignor a new Warrant evidencing the portion of this Warrant not so assigned, and such new Warrants, for purposes of Rule 144, shall tack back to the original date of this Warrant. The Warrant, if properly assigned in accordance herewith, may be exercised by a new holder for the purchase of Warrant Shares without having a new Warrant issued.

4.3 Assignability. The Company may not assign this Warrant. This Warrant will be binding upon the Company and its successors, and will inure to the benefit of the Holder and its successors and assigns, and may be assigned by the Holder to anyone of its choosing without the Company’s approval.

4.4 Notices. Any notice required or permitted hereunder must be in writing and either personally served, sent by facsimile or email transmission, or sent by overnight courier. Notices will be deemed effectively delivered at the time of transmission if by facsimile or email, and if by overnight courier the business day after such notice is deposited with the courier service for delivery.

4.5 Governing Law, Legal Proceedings, and Arbitration. This Warrant will be governed by, construed and enforced in accordance with the substantive laws of the State of Nevada, without regard to the conflict of laws principles thereof. The parties hereby warrant and represent that the selection of Nevada law as governing under this Warrant (i) has a reasonable nexus to each of the Parties and to the transactions contemplated by the Warrant; and (ii) does not offend any public policy of Nevada, Florida, or of any other state, federal, or other jurisdiction.

Any action brought by either party against the other arising out of or related to this Warrant, or any other agreements between the parties, shall be commenced only in the state or federal courts of general jurisdiction located in Miami-Dade County, in the State of Florida, except that all such disputes between the parties shall be subject to alternative dispute resolution through binding arbitration at the Investor’s sole discretion and election (regardless of which party initiates the legal proceedings). The parties agree that, in connection with any such arbitration proceeding, each shall submit or file any claim which would constitute a compulsory counterclaim within the same proceeding as the claim to which it relates. Any such claim that is not submitted or filed in such proceeding shall be waived and such party will forever be barred from asserting such a claim. Both parties and the individuals signing this Note agree to submit to the jurisdiction of such courts or to such arbitration panel, as the case may be.

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If the Investor elects alternative dispute resolution by arbitration, the arbitration proceedings shall be conducted in Miami-Dade County and administered by the American Arbitration Association in accordance with its Commercial Arbitration Rules and Mediation Procedures in effect on the Issue Date of this Warrant, except as modified by this Warrant. The Investor’s demand for arbitration shall be made in writing, delivered to the other party, and filed with the American Arbitration Association. The American Arbitration Association must receive the demand for arbitration prior to the date when the institution of legal or equitable proceedings would be barred by the applicable statute of limitations, unless legal or equitable proceedings between the parties have already commenced, and the receipt by the American Arbitration Association of a written demand for arbitration also shall constitute the institution of legal or equitable proceedings for statute of limitations purposes. The parties shall be entitled to limited discovery at the discretion of the arbitrator(s) who may, but are not required to, allow depositions. The parties acknowledge that the arbitrators’ subpoena power is not subject to geographic limitations. The arbitrator(s) shall have the right to award individual relief which he or she deems proper under the evidence presented and applicable law and consistent with the parties’ rights to, and limitations on, damages and other relief as expressly set forth in this Warrant. The award and decision of the arbitrator(s) shall be conclusive and binding on all parties, and judgment upon the award may be entered in any court of competent jurisdiction. The Investor reserves the right, but shall have no obligation, to advance the Issuer’s share of the costs, fees and expenses of any arbitration proceeding, including any arbitrator fees, in order for such arbitration proceeding to take place, and by doing so will not be deemed to have waived or relinquished its right to seek the recovery of those amounts from the arbitrator, who shall provide for such relief in the final award, in addition to the costs, fees, and expenses that are otherwise recoverable. The foregoing agreement to arbitrate shall be specifically enforceable under applicable law in any court having jurisdiction thereof.

4.6 Delivery of Process by Holder to the Company. In the event of any action or proceeding by Holder against the Company, and only by Holder against the Company, service of copies of summons and/or complaint and/or any other process which may be served in any such action or proceeding may be made by Holder via U.S. Mail, overnight delivery service such as FedEx or UPS, email, fax, or process server, or by mailing or otherwise delivering a copy of such process to the Company at its last known address or to its last known attorney set forth in its most recent SEC filing.

4.7 No Rights as Stockholder Until Exercise. This Warrant does not entitle the Holder to any voting rights, dividends or other rights as a stockholder of the Company prior to the exercise hereof as set forth in Section 1.1. So long as this Warrant is unexercised, this Warrant carries no voting rights and does not convey to the Holder any “control” over the Company, as such term may be interpreted by the SEC under the Securities Act or the Exchange Act, regardless of whether the price of the Company’s Common Stock exceeds the Exercise Price.

4.8 Limitation of Liability. No provision hereof, in the absence of any affirmative action by the Holder to exercise this Warrant to purchase Warrant Shares, and no enumeration herein of the rights or privileges of the Holder, shall give rise to any liability of the Holder for the purchase price of any Common Stock or as a stockholder of the Company, whether such liability is asserted by the Company or by creditors of the Company.

4.9 Attorney Fees. In the event any attorney is employed by either party to this Warrant with regard to any legal or equitable action, arbitration or other proceeding brought by such party for the enforcement of this Warrant or because of an alleged dispute, breach, default or misrepresentation in connection with any of the provisions of this Warrant, the prevailing party in such proceeding will be entitled to recover from the other party reasonable attorneys’ fees and other costs and expenses incurred, in addition to any other relief to which the prevailing party may be entitled.

4.10 Opinion of Counsel. In the event that an opinion of counsel is needed for any matter related to this Warrant, Holder has the right to have any such opinion provided by its counsel. Holder also has the right to have any such opinion provided by the Company’s counsel.

4.11 Nonwaiver. No course of dealing or any delay or failure to exercise any right hereunder on the part of Holder shall operate as a waiver of such right or otherwise prejudice the Holder’s rights, powers or remedies.

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4.12 Amendment Provision. The term “Warrant” and all references thereto, as used throughout this instrument, means this instrument as originally executed, or if later amended or supplemented, then as so amended or supplemented.

4.13 No Shorting. Holder agrees that so long as this Warrant remains unexercised in whole or in part, Holder will not enter into or effect any “short sale” of the common stock or hedging transaction which establishes a net short position with respect to the common stock of the Company. The Company acknowledges and agrees that as of the date of delivery to the Company of a fully and accurately completed Notice of Exercise, Holder immediately owns the common shares described in the Notice of Exercise and any sale of those shares issuable under such Notice of Exercise would not be considered short sales.

IN WITNESS WHEREOF, the Company has caused this Warrant to be executed by its officer thereunto duly authorized as of the date first above indicated.

IMMUNE THERAPEUTICS, INC.

By:	/s/ Noreen Griffin
Noreen Griffin
Chief Executive Officer

HOLDER:

/s/ JMJ Financial
JMJ Financial / Its Principal

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NOTICE OF EXERCISE

To:	IMMUNE THERAPEUTICS, INC.

(1) The undersigned hereby elects to purchase ________ Warrant Shares of the Company pursuant to the terms of the attached Warrant (only if exercised in full), and tenders herewith payment of the exercise price in full, together with all applicable transfer taxes, if any.

(2) Payment shall take the form of (check applicable box):

[  ] in lawful money of the United States; or

[  ] the cancellation of such number of Warrant Shares as is necessary, in accordance with the formula set forth in Section 1.3, to exercise this Warrant with respect to the maximum number of Warrant Shares purchasable pursuant to the cashless exercise procedure set forth in Section 1.3.

(3) Please issue a certificate or certificates representing said Warrant Shares in the name of the undersigned or in such other name as is specified below:

_______________________________

The Warrant Shares shall be delivered to the following DWAC Account Number:

_______________________________

_______________________________

_______________________________

(4) Accredited Investor. The undersigned is an “accredited investor” as defined in Regulation D promulgated under the Securities Act of 1933, as amended.

[SIGNATURE OF HOLDER]

Name: _______________________________________

Date: ________________________________________

SECURITIES PURCHASE AGREEMENT

DOCUMENT SPA-04122016

This Securities Purchase Agreement (this “Agreement”) is dated as of April 12, 2016, between Immune Therapeutics, Inc., a Florida corporation (the “Issuer”) and JMJ Financial (the “Investor”) (referred to collectively herein as the “Parties”).

WHEREAS, the Issuer desires to sell and Investor desires to purchase a Promissory Note, which shall be due, subject to the terms therein, nine (9) months from its effective date of issuance, issued by the Issuer to the Investor, in the form of Exhibit A attached hereto (the “Note”), a Warrant to purchase 3,515,621 shares of the Issuer’s common stock for a period of five (5) years from the date hereof, issued by the Issuer to the Investor, in the form of Exhibit B attached hereto (the “Warrant”), and $75,000 worth of shares of common stock of the Issuer (the “Origination Shares,” and together with the Note and the Warrant, the “Securities”) as set forth below;

NOW, THEREFORE, in consideration of the mutual covenants contained in this Agreement, the Issuer and the Investor agree as follows:

ARTICLE I PURCHASE AND SALE

1.1 Purchase and Sale. Upon the terms and subject to the conditions set forth herein, the Issuer agrees to sell, and the Investor agrees to purchase the Note, in an aggregate principal amount of $656,250, a Warrant to purchase 3,515,621 shares of Issuer common stock with an aggregate exercise price of $492,187, and the Origination Shares. The Investor shall deliver to the Issuer, via wire transfer, immediately available funds in the amount of US $525,000 (the “Purchase Price”) and the Issuer shall deliver to the Investor the Note, the Warrant, and the Origination Shares, and the Issuer and the Investor shall deliver any other documents or agreements related to this transaction.

1.2 Effective Date. This Agreement will become effective only upon occurrence of the two following events: execution of this Agreement, the Note, and the Warrant by both the Issuer and the Investor, and delivery of the first payment of the Purchase Price by the Investor to the Issuer.

1.3 Origination Shares. The Issuer shall deliver the Origination Shares to the Investor as follows:

1.3.1 Within five (5) trading days after the effective date of this Agreement, the Issuer shall deliver to the Investor such number of duly and validly issued, fully paid and non-assessable Origination Shares as equals $75,000 divided by the lowest daily closing price of the Issuer’s common stock during the ten days prior to delivery of the Origination Shares, but not less than 500,000 shares.

ARTICLE II MISCELLANEOUS

2.1 Successors and Assigns. This Agreement may not be assigned by the Issuer without the Investor’s prior written consent. The Investor may assign any or all of its rights under this Agreement and agreements related to this transaction. The terms and conditions of this Agreement shall inure to the benefit of, and be binding upon, the respective successors and permitted assigns of the parties. Nothing in this Agreement, express or implied, is intended to confer upon any party, other than the parties hereto or their respective successors, any rights, remedies, obligations or liabilities under or by reason of this Agreement, except as expressly provided in this Agreement.

2.2 Reservation of Shares. At all times during which this Note is outstanding or the Investor owns any Warrant exercisable for shares of the Issuer, the Issuer will reserve for the Investor from its authorized and unissued shares of common stock a number of shares of not less than three times the number of shares necessary to provide for full conversion of this Note and full exercise of such Warrants. The Issuer initially shall reserve at least 15,000,000 shares of common stock for the Investor. The Issuer represents that upon issuance, such shares will be duly and validly issued, fully paid and non-assessable. The Issuer agrees that its issuance of this Note and the Warrant constitutes full authority to its officers, agents and transfer agents who are charged with the duty of executing and issuing shares to execute and issue the necessary shares of common stock upon the exercise of this Note and the Warrant. No further approval or authority of the stockholders or the Board of Directors of the Issuer will be required for the issuance and sale of the Securities to be sold by the Issuer as contemplated by this Agreement or for the issuance of the shares contemplated by this Note or the Warrant. The Issuer represents that ClearTrust LLC serves as the Issuer’s transfer agent as of the date of this Agreement. The Issuer acknowledges that ClearTrust LLC is a party to an irrevocable instruction and share reservation letter agreement between the Issuer, the transfer agent and the Investor regarding the Note and the Warrant, and the Issuer agrees that the Issuer’s use of ClearTrust LLC as its transfer agent is material to the Investor and that the Issuer may not terminate or replace ClearTrust LLC as the Issuer’s transfer agent without obtaining the Investor’s written consent thirty days in advance of such termination or replacement.

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2.3 Conversion Right. If, at any time the Note is outstanding, the Issuer issues a Variable Security, then in such event the Investor shall have the right to convert all or any portion of the outstanding balance of the Note into shares of the Issuer’s common stock on the same terms as granted in any applicable Variable Security issued by the Issuer (including, for the avoidance of doubt, conversion price, conversion discount, conversion lookback period, method and timing of conversion share delivery, etc.). In addition, the Note shall automatically be deemed to have been amended to include any applicable conversion rights granted pursuant to any such Variable Security that is issued by the Issuer. A Variable Security is any security issued by the Issuer that (i) has or may have conversion rights of any kind, contingent, conditional or otherwise in which the number of shares that may be issued pursuant to such conversion right varies with the market price of the common stock; (ii) is or may become convertible into common stock (including without limitation convertible debt, warrants or convertible preferred stock), with a conversion price that varies with the market price of the common stock, even if such security only becomes convertible following an event of default, the passage of time, or another trigger event or condition; or (iii) was issued or may be issued in the future in exchange for or in connection with any contract or instrument, whether convertible or not, where the number of shares of common stock issued or to be issued is based upon or related in any way to the market price of the common stock, including, but not limited to, common stock issued in connection with a Section 3(a)(9) exchange, a Section 3(a)(10) settlement, or any other similar settlement or exchange.

2.4 Governing Law, Legal Proceedings, and Arbitration. This Agreement will be governed by, construed and enforced in accordance with the substantive laws of the State of Nevada, without regard to the conflict of laws principles thereof. The parties hereby warrant and represent that the selection of Nevada law as governing under this Agreement (i) has a reasonable nexus to each of the Parties and to the transactions contemplated by the Agreement; and (ii) does not offend any public policy of Nevada, Florida, or of any other state, federal, or other jurisdiction.

Any action brought by either party against the other arising out of or related to this Agreement, or any other agreements between the parties, shall be commenced only in the state or federal courts of general jurisdiction located in Miami-Dade County, in the State of Florida, except that all such disputes between the parties shall be subject to alternative dispute resolution through binding arbitration at the Investor’s sole discretion and election (regardless of which party initiates the legal proceedings). The parties agree that, in connection with any such arbitration proceeding, each shall submit or file any claim which would constitute a compulsory counterclaim within the same proceeding as the claim to which it relates. Any such claim that is not submitted or filed in such proceeding shall be waived and such party will forever be barred from asserting such a claim. Both parties and the individuals signing this Note agree to submit to the jurisdiction of such courts or to such arbitration panel, as the case may be.

If the Investor elects alternative dispute resolution by arbitration, the arbitration proceedings shall be conducted in Miami-Dade County and administered by the American Arbitration Association in accordance with its Commercial Arbitration Rules and Mediation Procedures in effect on the date of this Agreement, except as modified by this Agreement. The Investor’s demand for arbitration shall be made in writing, delivered to the other party, and filed with the American Arbitration Association. The American Arbitration Association must receive the demand for arbitration prior to the date when the institution of legal or equitable proceedings would be barred by the applicable statute of limitations, unless legal or equitable proceedings between the parties have already commenced, and the receipt by the American Arbitration Association of a written demand for arbitration also shall constitute the institution of legal or equitable proceedings for statute of limitations purposes. The parties shall be entitled to limited discovery at the discretion of the arbitrator(s) who may, but are not required to, allow depositions. The parties acknowledge that the arbitrators’ subpoena power is not subject to geographic limitations. The arbitrator(s) shall have the right to award individual relief which he or she deems proper under the evidence presented and applicable law and consistent with the parties’ rights to, and limitations on, damages and other relief as expressly set forth in this Agreement. The award and decision of the arbitrator(s) shall be conclusive and binding on all parties, and judgment upon the award may be entered in any court of competent jurisdiction. The Investor reserves the right, but shall have no obligation, to advance the Issuer’s share of the costs, fees and expenses of any arbitration proceeding, including any arbitrator fees, in order for such arbitration proceeding to take place, and by doing so will not be deemed to have waived or relinquished its right to seek the recovery of those amounts from the arbitrator, who shall provide for such relief in the final award, in addition to the costs, fees, and expenses that are otherwise recoverable. The foregoing agreement to arbitrate shall be specifically enforceable under applicable law in any court having jurisdiction thereof.

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2.5 Delivery of Process by Investor to Issuer. In the event of any action or proceeding by the Investor against the Issuer, and only by Investor against the Issuer, service of copies of summons and/or complaint and/or any other process which may be served in any such action or proceeding may be made by Investor via U.S. Mail, overnight delivery service such as FedEx or UPS, email, fax, or process server, or by mailing or otherwise delivering a copy of such process to the Issuer at its last known address or to its last known attorney as set forth in its most recent SEC filing.

2.6 Notices. Any notice required or permitted hereunder must be in writing and either be personally served, sent by facsimile or email transmission, or sent by overnight courier. Notices will be deemed effectively delivered at the time of transmission if by facsimile or email, and if by overnight courier the business day after such notice is deposited with the courier service for delivery.

2.7 Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. Delivery of this Agreement may be effected by email.

2.8 Expenses. The Issuer and the Investor shall pay all of their own costs and expenses incurred with respect to the negotiation, execution, delivery and performance of this Agreement. In the event any attorney is employed by either party to this Agreement with respect to legal or equitable action, arbitration or other proceeding brought by such party for the enforcement of this Agreement or because of an alleged dispute, breach, default or misrepresentation in connection with any of the provisions of this Agreement, the prevailing party in such proceeding will be entitled to recover from the other party reasonable attorneys’ fees and other costs and expenses incurred, in addition to any other relief to which the prevailing party may be entitled.

2.9 No Public Announcement. Except as required by securities law, no public announcement may be made regarding this Agreement, the Note, the Warrant, or the Purchase Price without written permission by both the Issuer and the Investor.

2.10 Severability. If any term, provision, covenant or restriction of this Agreement is held by a court of competent jurisdiction to be invalid, illegal, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions set forth herein shall remain in full force and effect and shall in no way be affected, impaired or invalidated, and the parties hereto shall use their commercially reasonable efforts to find and employ an alternative means to achieve the same or substantially the same result as that contemplated by such term, provision, covenant or restriction.

*           *           *

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IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of this 12th day of April, 2016.

ISSUER:

IMMUNE THERAPEUTICS, INC.

By:	/s/ Noreen Griffin
Noreen Griffin
Chief Executive Officer

INVESTOR:

/s/ JMJ Financial
JMJ Financial / Its Principal

[Securities Purchase Agreement Signature Page]

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San Diego, CA Miami, FL

IMUN

TERM SUMMARY

PROMISSORY NOTE

Maturity:	9 months

Financing:	$525,000 net wire amount at closing

Use of Proceeds:	Approximately $225,000 for full payoff of the January 28, 2016 transaction, $25,000 for registration statement expenses and the balance for working capital purposes

Origination:	25% Original Issue Discount (OID)

Conversion Feature:	No conversion unless default on repayment

Warrants:	75% warrant coverage

Origination Shares:	$75,000 shares of restricted common stock

Collateral/Security:	No collateral or security is required

Personal Guarantee:	No personal guarantee is required

Pre-pay Feature:	The Issuer may pre-pay at any time.

No Shorting:	Guarantee no shorting, as per the No Shorting clause in the agreement

***This Term Summary is not part of the Promissory Note Agreement and is not a contractually binding agreement.

IMU

PROMISSORY NOTE

FOR VALUE RECEIVED, Immune Therapeutics, Inc., a Florida corporation (the “Issuer” of this Security) with at least 117,000,000 common shares issued and outstanding, issues this Security and promises to pay to JMJ Financial, a Nevada sole proprietorship, or its Assignees (the “Investor”) the Principal Sum along with the Interest Rate and any other fees according to the terms herein. This Note will become effective only upon execution by both parties and delivery of the first payment of Consideration by the Investor (the “Effective Date”).

The Principal Sum is $656,250 (six hundred fifty six thousand two hundred fifty) plus accrued and unpaid interest and any other fees. The Consideration is $525,000 (five hundred twenty five thousand) payable by wire (there exists a $131,250 original issue discount (the “OID”)). The Investor shall pay $525,000 of Consideration upon closing of this Note as the Purchase Price under the Securities Purchase Agreement Document SPA-04122016 of even date herewith between the Issuer and the Investor. The Maturity Date is nine months after the Effective Date and is the date upon which the Principal Sum of this Note, as well as any unpaid interest and other fees, shall be due and payable. The Investor may extend any Maturity Date in its sole discretion in increments of up to six months at any time before or after any Maturity Date.

1. Interest and Repayment. The Principal Sum due to the Investor includes the OID. The OID remains payable regardless of the time and the manner of payment by the Issuer. The Issuer may repay the Principal Sum attributable to a payment of Consideration under this Note at any time on or before its Maturity Date.

2. Use of Proceeds. The Issuer represents and warrants that it shall use $250,000 of the initial $525,000 payment of Consideration in the manner specified in the attached Schedule A.

3. Conversion upon Default on Repayment. In the event the Issuer fails to repay the balance due under this Note on its Maturity Date, the Investor has the right, at any time, at its election, to convert all or part of the outstanding and unpaid Principal Sum and accrued interest (and any other fees) into shares of fully paid and non-assessable shares of common stock of the Issuer as per this conversion formula: Number of shares receivable upon conversion equals the dollar conversion amount divided by the Conversion Price. The Conversion Price is the lesser of $0.15 or 60% of the lowest trade price in the 25 trading days previous to the conversion (In the case that conversion shares are not deliverable by DWAC an additional 10% discount will apply; and if the shares are ineligible for deposit into the DTC system and only eligible for Xclearing deposit an additional 5% discount shall apply; in the case of both an additional cumulative 15% discount shall apply). Unless otherwise agreed in writing by both parties, at no time will the Investor convert any amount of the Note into common stock that would result in the Investor owning more than 4.99% of the common stock outstanding. Conversion notices may be delivered to the Issuer by method of the Investor’s choice (including but not limited to email, facsimile, mail, overnight courier, or personal delivery), and all conversions shall be cashless and not require further payment from the Investor. If no objection is delivered from the Issuer to the Investor regarding any variable or calculation of the conversion notice within 24 hours of delivery of the conversion notice, the Issuer shall have been thereafter deemed to have irrevocably confirmed and irrevocably ratified such notice of conversion and waived any objection thereto. The Issuer shall deliver the shares from any conversion to the Investor (in any name directed by the Investor) within 3 (three) business days of conversion notice delivery. The Investor, at any time prior to selling all of the shares from a conversion, may, for any reason, rescind any portion, in whole or in part, of that particular conversion attributable to the unsold shares and have the rescinded conversion amount returned to the Principal Sum with the rescinded conversion shares returned to the Issuer (under the Investor’s and the Issuer’s expectations that any returned conversion amounts will tack back to the original date of the Note).

4. Conversion Upon Issuance of a Variable Security. If, at any time this Note is outstanding, the Issuer issues a Variable Security, then in such event the Investor shall have the right to convert all or any portion of the outstanding balance of this Note into shares of the Issuer’s common stock on the same terms as granted in any applicable Variable Security issued by the Issuer (including, for the avoidance of doubt, conversion price, conversion discount, conversion lookback period, method and timing of conversion share delivery, etc.). In addition, this Note shall automatically be deemed to have been amended to include any applicable conversion rights granted pursuant to any such Variable Security that is issued by the Issuer. A Variable Security is any security issued by the Issuer that (i) has or may have conversion rights of any kind, contingent, conditional or otherwise in which the number of shares that may be issued pursuant to such conversion right varies with the market price of the common stock; (ii) is or may become convertible into common stock (including without limitation convertible debt, warrants or convertible preferred stock), with a conversion price that varies with the market price of the common stock, even if such security only becomes convertible following an event of default, the passage of time, or another trigger event or condition; or (iii) was issued or may be issued in the future in exchange for or in connection with any contract or instrument, whether convertible or not, where the number of shares of common stock issued or to be issued is based upon or related in any way to the market price of the common stock, including, but not limited to, common stock issued in connection with a Section 3(a)(9) exchange, a Section 3(a)(10) settlement, or any other similar settlement or exchange.

5. Reservation of Shares. At all times during which this Note is outstanding or the Investor owns any Warrant exercisable for shares of the Issuer, the Issuer will reserve for the Investor from its authorized and unissued shares of common stock a number of shares of not less than three times the number of shares necessary to provide for full conversion of this Note and full exercise of such Warrants. The Issuer initially shall reserve at least 15,000,000 shares of common stock for the Investor. The Issuer represents that upon issuance, such shares will be duly and validly issued, fully paid and non-assessable. The Issuer agrees that its issuance of this Note and the Warrant constitutes full authority to its officers, agents and transfer agents who are charged with the duty of executing and issuing shares to execute and issue the necessary shares of common stock upon the exercise of this Note and the Warrant. No further approval or authority of the stockholders or the Board of Directors of the Issuer will be required for the issuance and sale of the Securities to be sold by the Issuer as contemplated by this Agreement or for the issuance of the shares contemplated by this Note or the Warrant. The Issuer represents that ClearTrust LLC serves as the Issuer’s transfer agent as of the date of this Agreement. The Issuer acknowledges that ClearTrust LLC is a party to an irrevocable instruction and share reservation letter agreement between the Issuer, the transfer agent and the Investor regarding the Note and the Warrant, and the Issuer agrees that the Issuer’s use of ClearTrust LLC as its transfer agent is material to the Investor and that the Issuer may not terminate or replace ClearTrust LLC as the Issuer’s transfer agent without obtaining the Investor’s written consent thirty days in advance of such termination or replacement.

6. Terms of Future Financings. So long as this Note is outstanding, upon any issuance by the Issuer of any security with any term more favorable to the holder of such security or with a term in favor of the holder of such security that was not similarly provided to the Investor in this Note, such term, at the Investor’s option, shall become a part of the transaction documents with the Investor. The types of terms contained in another security that may be more favorable to the holder of such security include, but are not limited to, terms addressing conversion rights, conversion discounts, conversion lookback periods, interest rates, original issue discounts, and warrant coverage. The Issuer shall notify the Investor of such additional or more favorable term, including the applicable issuance price, or applicable reset price, exchange price, conversion price, exercise price and other pricing terms, and, at any time while this Note is outstanding, the Investor may request of the Issuer and/or its transfer agent (and they will provide) a schedule of all issuances since the Effective Date of this Note of shares of common stock or of securities entitling the holder thereof to acquire shares of common stock, including, without limitation, any debt, preferred stock, right, option, warrant or other instrument that is convertible into or exercisable or exchangeable for, or otherwise entitles the holder thereof to receive, shares of common stock of the Issuer.

7. Default. Each of the following are an event of default under this Note: (i) the Issuer shall fail to pay any principal under the Note when due and payable (or payable by conversion) thereunder; or (ii) the Issuer shall fail to pay any interest or any other amount under the Note when due and payable (or payable by conversion) thereunder; or (iii) the Issuer shall breach or fail to honor any other term of this Note, any term under any other document related to this Note, or any other written agreement between the Issuer and the Investor (collectively, the “Transaction Documents”), including, without limitation, the Issuer’s obligation to reserve at all times a sufficient number of shares to provide for the issuance of common stock upon the full conversion of this Note and full exercise of the Warrant pursuant to Section 2.2 of the Securities Purchase Agreement; or (iv) the Issuer fails to keep available a sufficient number of authorized, unissued and unreserved shares of common stock (other than shares of common stock reserved for the Investor) to permit the Investor to increase its share reserve to such number of shares as equals three times the number of shares necessary to provide for full conversion of this Note and full exercise of Warrants owned by the Investor; or (v) the Issuer’s failure to increase the number of authorized shares of common stock of the Issuer within sixty days of having a number of authorized, unissued, and unreserved shares of common stock (excluding shares of common stock reserved for the Investor) of less than three times the number of shares necessary to provide for the issuance of common stock upon full conversion of this Note and full exercise of the warrants owned by the Investor; or (vi) the Issuer terminates or replaces the entity or person serving as the transfer agent for the Issuer without obtaining the previous written consent of the Investor thirty days in advance of such termination or replacement; or (vii) the Issuer’s failure to appoint a new transfer agent approved by the Investor (such approval not to be unreasonably withheld) and to provide the Investor, within five business days following termination, resignation or replacement of the current transfer agent, an irrevocable instruction and share reservation letter, executed by the Issuer and the new transfer agent, providing rights to the Investor identical to the rights provided to the Investor in the irrevocable instruction and share reservation letter between the Issuer, the Investor, and the terminated, resigned or replaced transfer agent; or (viii) the Issuer shall become insolvent or generally fails to pay, or admits in writing its inability to pay, its debts as they become due, subject to applicable grace periods, if any; or (ix) the Issuer shall make a general assignment of all of its assets for the benefit of creditors; or (x) the Issuer shall file a petition for relief under any bankruptcy, insolvency or similar law (domestic or foreign); or (xi) an involuntary proceeding shall be commenced or filed against the Issuer that is not dismissed within 30 days; or (xii) the Issuer shall lose its status as “DTC Eligible” or the Issuer’s shareholders shall lose the ability to deposit (either electronically or by physical certificates, or otherwise) shares into the DTC System; or (xiii) the Issuer shall become delinquent in its filing requirements as a fully-reporting issuer registered with the SEC for more than 30 days; or (xiv) the Issuer shall fail to meet all requirements to satisfy the availability of Rule 144 to the Investor or its assigns including but not limited to timely fulfillment of its filing requirements as a fully-reporting issuer registered with the SEC, and requirements for XBRL filings, for a period of more than 10 days; or (xv) the Issuer shall fail to meet the requirements to satisfy the availability of Rule 144 to the Investor or its assigns relating to the disclosure of financial statements on the Issuer’s website for a period of more than 2 days after receiving notice from the Investor that such requirements have not been met.

8. Remedies. For each conversion, in the event that shares are not delivered by the fourth business day (inclusive of the day of conversion) due to no fault of the Investor, a fee of $2,000 per day will be assessed for each day after the third business day (inclusive of the day of the conversion) until share delivery is made; and such fee will be added to the Principal Sum of the Note (under the Investor’s and the Issuer’s expectations that any penalty amounts will tack back to the original date of the Note). For each notice of exercise of a warrant, in the event that shares are not delivered by the fifth business day (inclusive of the day of conversion) due to no fault of the Investor, a fee of $2,000 per day will be assessed for each day after the fifth business day (inclusive of the day of the conversion) until share delivery is made; and such fee will be added to the Principal Sum of the Note (under the Investor’s and the Issuer’s expectations that any penalty amounts will tack back to the original date of the Note). Upon each occurrence of any other event of default enumerated in Section 7 above which is not cured within two days following notice from Investor, the Investor may asses and apply a fee against the Issuer of $25,000 at any time any balance remains outstanding on this Note, regardless of whether such event of default has been cured or remedied. The parties agree that the fee shall be applied to the balance of the Note and shall tack back to the Effective Date of the Note for purposes of Rule 144. The parties acknowledge and agree that upon an event of default, Investor’s damages would be uncertain and difficult (if not impossible) to accurately estimate because of the parties’ inability to predict future interest rates and future share prices, Investor’s increased risk, and the uncertainty of the availability of a suitable substitute investment opportunity for Investor, among other reasons. Accordingly, any fees, charges, and default interest due under this Note or any other Transaction Document between the parties are intended by the parties to be, and shall be deemed, liquidated damages. The parties agree that such liquidated damages are a reasonable estimate of Investor’s actual damages and not a penalty, and shall not be deemed in any way to limit any other right or remedy Investor may have hereunder, at law or in equity. The parties acknowledge and agree that under the circumstances existing at the time this Note is entered into, such liquidated damages are fair and reasonable and are not penalties. All fees, charges, and default interest provided for in this Note and the Transaction Documents are agreed to by the parties to be based upon the obligations and the risks assumed by the parties as of the Effective Date and are consistent with investments of this type. The liquidated damages provisions shall not limit or preclude a party from pursuing any other remedy available at law or in equity; provided, however, that the liquidated damages are intended to be in lieu of actual damages.

9. Acceleration. In the event of any default, the outstanding principal amount of this Note, plus accrued but unpaid interest, liquidated damages, fees and other amounts owing in respect thereof through the date of acceleration, shall become, at the Investor’s election, immediately due and payable in cash at the Mandatory Default Amount. The Mandatory Default Amount means 150% of the outstanding principal amount of this Note, plus 100% of accrued and unpaid interest, liquidated damages, fees and other amounts hereon. Commencing five (5) days after the occurrence of any event of default that results in the eventual acceleration of this Note, the interest rate on this Note shall accrue at an interest rate equal to the lesser of 18% per annum or the maximum rate permitted under applicable law. In connection with such acceleration described herein, the Investor need not provide, and the Issuer hereby waives, any presentment, demand, protest or other notice of any kind, and the Investor may immediately and without expiration of any grace period enforce any and all of its rights and remedies hereunder and all other remedies available to it under applicable law. Such acceleration may be rescinded and annulled by the Investor at any time prior to payment hereunder and the Investor shall have all rights as a holder of the note until such time, if any, as the Investor receives full payment pursuant to this Section 9. No such rescission or annulment shall affect any subsequent event of default or impair any right consequent thereon. Nothing herein shall limit the Investor’s right to pursue any other remedies available to it at law or in equity including, without limitation, a decree of specific performance and/or injunctive relief with respect to the Issuer’s failure to timely deliver certificates representing shares of Common Stock upon conversion of the Note as required pursuant to the terms hereof or the Issuer’s obligations regarding the termination, replacement or resignation of the Issuer’s transfer agent.

10. No Shorting. The Investor agrees that so long as this Note from the Issuer to the Investor remains outstanding, the Investor will not enter into or effect “short sales” of the Common Stock or hedging transaction which establishes a net short position with respect to the Common Stock of the Issuer.

11. Assignability. The Issuer may not assign this Note. This Note will be binding upon the Issuer and its successors and will inure to the benefit of the Investor and its successors and assigns and may be assigned by the Investor to anyone without the Issuer’s approval.

12. Governing Law, Legal Proceedings, and Arbitration. This Note will be governed by, construed and enforced in accordance with the substantive laws of the State of Nevada, without regard to the conflict of laws principles thereof. The parties hereby warrant and represent that the selection of Nevada law as governing under this Note (i) has a reasonable nexus to each of the Parties and to the transactions contemplated by the Note; and (ii) does not offend any public policy of Nevada, Florida, or of any other state, federal, or other jurisdiction.

Any action brought by either party against the other arising out of or related to this Note, or any other agreements between the parties, shall be commenced only in the state or federal courts of general jurisdiction located in Miami-Dade County, in the State of Florida, except that all such disputes between the parties shall be subject to alternative dispute resolution through binding arbitration at the Investor’s sole discretion and election (regardless of which party initiates the legal proceedings). The parties agree that, in connection with any such arbitration proceeding, each shall submit or file any claim which would constitute a compulsory counterclaim within the same proceeding as the claim to which it relates. Any such claim that is not submitted or filed in such proceeding shall be waived and such party will forever be barred from asserting such a claim. Both parties and the individuals signing this Note agree to submit to the jurisdiction of such courts or to such arbitration panel, as the case may be.

If the Investor elects alternative dispute resolution by arbitration, the arbitration proceedings shall be conducted in Miami-Dade County and administered by the American Arbitration Association in accordance with its Commercial Arbitration Rules and Mediation Procedures in effect on the Effective Date of this Note, except as modified by this agreement. The Investor’s election to arbitrate shall be made in writing, delivered to the other party, and filed with the American Arbitration Association. The American Arbitration Association must receive the demand for arbitration prior to the date when the institution of legal or equitable proceedings would be barred by the applicable statute of limitations, unless legal or equitable proceedings between the parties have already commenced, and the receipt by the American Arbitration Association of a written demand for arbitration also shall constitute the institution of legal or equitable proceedings for statute of limitations purposes. The parties shall be entitled to limited discovery at the discretion of the arbitrator(s) who may, but are not required to, allow depositions. The parties acknowledge that the arbitrators’ subpoena power is not subject to geographic limitations. The arbitrator(s) shall have the right to award individual relief which he or she deems proper under the evidence presented and applicable law and consistent with the parties’ rights to, and limitations on, damages and other relief as expressly set forth in this Note. The award and decision of the arbitrator(s) shall be conclusive and binding on all parties, and judgment upon the award may be entered in any court of competent jurisdiction. The Investor reserves the right, but shall have no obligation, to advance the Issuer’s share of the costs, fees and expenses of any arbitration proceeding, including any arbitrator fees, in order for such arbitration proceeding to take place, and by doing so will not be deemed to have waived or relinquished its right to seek the recovery of those amounts from the arbitrator, who shall provide for such relief in the final award, in addition to the costs, fees, and expenses that are otherwise recoverable. The foregoing agreement to arbitrate shall be specifically enforceable under applicable law in any court having jurisdiction thereof.

13. Delivery of Process by the Investor to the Issuer. In the event of any action or proceeding by the Investor against the Issuer, and only by the Investor against the Issuer, service of copies of summons and/or complaint and/or any other process which may be served in any such action or proceeding may be made by the Investor via U.S. Mail, overnight delivery service such as FedEx or UPS, email, fax, or process server, or by mailing or otherwise delivering a copy of such process to the Issuer at its last known attorney as set forth in its most recent SEC filing.

14. Attorney Fees. If any attorney is employed by either party with regard to any legal or equitable action, arbitration or other proceeding brought by such party for enforcement of this Note or because of an alleged dispute, breach, default or misrepresentation in connection with any of the provisions of this Note, the prevailing party will be entitled to recover from the other party reasonable attorneys’ fees and other costs and expenses incurred, in addition to any other relief to which the prevailing party may be entitled.

15. Opinion of Counsel. The Issuer shall provide the Investor with an opinion of counsel prior to the Effective Date of the Note that neither this Note, nor any other agreement between the parties, nor any of their terms (including, but not limited to, interest, original issue discount, conversion terms, warrants terms, penalties, fees or liquidated damages), individually or collectively violate any usury laws in the State of Nevada. In the event that any other opinion of counsel is needed for any matter related to this Note, the Investor has the right to have any such opinion provided by its counsel. Investor also has the right to have any such opinion provided by Issuer’s counsel.

16. Notices. Any notice required or permitted hereunder (including demands for arbitration) must be in writing and either personally served, sent by facsimile or email transmission, or sent by overnight courier. Notices will be deemed effectively delivered at the time of transmission if by facsimile or email, and if by overnight courier the business day after such notice is deposited with the courier service for delivery.

Issuer:	Investor:

/s/ Noreen Griffin	/s/ JMJ Financial
Noreen Griffin	JMJ Financial
Immune Therapeutics, Inc.	Its Principal
Chief Executive Officer

Date: 4/12/2016	Date: 4/12/2016

Schedule A

The Issuer shall use the initial $525,000 payment of Consideration first, before using such funds for any other purpose, to retire the debt the Issuer owes to St. George Investments LLC. The Issuer represents that the Issuer owes St. George Investments LLC $245,000, the Issuer is permitted to repay the St. George Investments LLC debt at any time on before July 28, 2016, and the amount payable by the Issuer to retire the St. George Investments LLC debt will be $225,000 if the Issuer repays the debt on or before April 27, 2016. The Issuer shall use the proceeds of the initial $525,000 payment of Consideration to retire the St. George Investments LLC debt within 24 hours of receipt of the payment of Consideration. The Issuer shall submit to the Investor within 48 hours of receipt of the payment of Consideration written confirmation (such as by providing a copy of the wire transfer) that the St. George Investments LLC debt has been repaid in full.

The Issuer shall use $25,000 of the initial $525,000 payment of Consideration to pay the legal expenses of Austin Legal Group for preparation of the registration statement specified in Registration Rights Agreement RR-04062016 between the Issuer and the Investor.

The Issuer may use the remaining proceeds of the initial $525,000 payment of Consideration for general working capital purposes following written receipt of acknowledgement from the Investor that (i) it both has received the written confirmation that the St. George Investments LLC debt has been retired and that the Investor is satisfied with the documentation received, and (ii) the Investor has received confirmation from Austin Legal Group that it has received the $25,000 retainer for preparation of the registration statement.

The Issuer acknowledges that its representations and warranties contained in this Schedule A are material to the Investor. The Issuer specifically represents that it shall satisfy all of its obligations under this Schedule A. The Issuer’s failure to satisfy every one of its obligations under this Schedule A shall constitute an Event of Default and the Note shall become immediately due and payable.

Issuer:

/s/ Noreen Griffin
Noreen Griffin
Immune Therapeutics, Inc.
Chief Executive Officer

REGISTRATION RIGHTS AGREEMENT

DOCUMENT RR-04122016

This Registration Rights Agreement applies to the Securities Purchase Agreement SPA-04122106 (the “Agreement”) dated as of April 12, 2016, between Immune Therapeutics, Inc., a Florida corporation (the “Company” or “Issuer”), and JMJ Financial (the “Holder” or “Investor”). All capitalized terms not otherwise defined herein shall have the meanings given such terms in the Agreement.

The Company agrees to provide the Investor the following registration rights with respect to the Note and the Warrant.

1. Inducement to Enter Into Transactions. To induce the Investor to enter into the Agreement, the Issuer has agreed to provide registration rights for the Origination Shares and the common shares underlying the Warrant. The Issuer agrees and acknowledges that registration rights are a material inducement for the Investor to enter into the Agreement and the related transactions, and that the Investor would not have entered into the Agreement if registration of the underlying shares was not provided.

2. Mandatory Registration. No later than May 30, 2016 the Issuer agrees to file an S-1 Registration Statement with the SEC at its own expense to register the Origination Shares and 15,000,000 shares of common stock underlying the Warrant as set forth below. The Issuer will thereafter use its best efforts to cause such Registration Statement to become effective as soon as possible after such filing but in no event later than one hundred twenty (120) days after the date of the Agreement. The Issuer’s failure to file the Registration Statement by May 30, 2016 and to use its best efforts to have the Registration Statement declared effective within 12Noreen Griffin0 days of the date of the Agreement will constitute an Event of Default under the Note and will result in liquidated damages of $25,000. Any such penalties/liquidated damages will be added to the balance of the Note (under the Investor’s and the Issuer’s expectation that those penalties/liquidated damages will tack back to the date of the Note for purposes of Rule 144).

Common Stock Purchase Warrant Document W-04122016

Total Warrant Amount – $492,187

Origination Shares Amount - $75,000

In total, the Origination Shares plus 15,000,000 shares will be registered for warrant exercises.

3. Correspondence and Information. Within two days of distribution or receipt of any information or correspondence between the Issuer and the SEC, the Issuer shall furnish to the Investor copies of all correspondence related to the registration statement.

4. Assignment of Registration Rights. The rights under this Registration Rights Agreement shall be automatically assignable by the Investor to any transferee of all or any portion of the Note or the Warrants or their underlying shares.

5. No Filing of Other Registration Statements and No Piggy-back Registrations. Unless otherwise approved by the Investor in Writing, the Issuer shall not file any other registration statements (except for S-8 registrations) until the registration statement described herein is declared effective by the SEC; and the Issuer will not include in this registration statement any securities other than those described herein and up to 4,000,000 shares of common stock of the Issuer for issuance upon exercise of those warrants previously issued by the Issuer to those persons that are listed on Exhibit A hereto. The Issuer may not file a new registration statement with the SEC within the 4 month period following the effective date of the registration statement described herein other than an S-1 registration statement in connection with an underwritten public offering of common stock that is conditioned on the Issuer’s uplisting to NASDAQ.

6. Governing Law, Legal Proceedings, and Arbitration. This Agreement will be governed by, construed and enforced in accordance with the substantive laws of the State of Nevada, without regard to the conflict of laws principles thereof. The parties hereby warrant and represent that the selection of Nevada law as governing under this Agreement (i) has a reasonable nexus to each of the Parties and to the transactions contemplated by the Agreement; and (ii) does not offend any public policy of Nevada, Florida, or of any other state, federal, or other jurisdiction.

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Any action brought by either party against the other arising out of or related to this Agreement, or any other agreements between the parties, shall be commenced only in the state or federal courts of general jurisdiction located in Miami-Dade County, in the State of Florida, except that all such disputes between the parties shall be subject to alternative dispute resolution through binding arbitration at the Investor’s sole discretion and election (regardless of which party initiates the legal proceedings). The parties agree that, in connection with any such arbitration proceeding, each shall submit or file any claim which would constitute a compulsory counterclaim within the same proceeding as the claim to which it relates. Any such claim that is not submitted or filed in such proceeding shall be waived and such party will forever be barred from asserting such a claim. Both parties and the individuals signing this Note agree to submit to the jurisdiction of such courts or to such arbitration panel, as the case may be.

If the Investor elects alternative dispute resolution by arbitration, the arbitration proceedings shall be conducted in Miami-Dade County and administered by the American Arbitration Association in accordance with its Commercial Arbitration Rules and Mediation Procedures in effect on the date of this Agreement, except as modified by this Agreement. The Investor’s demand for arbitration shall be made in writing, delivered to the other party, and filed with the American Arbitration Association. The American Arbitration Association must receive the demand for arbitration prior to the date when the institution of legal or equitable proceedings would be barred by the applicable statute of limitations, unless legal or equitable proceedings between the parties have already commenced, and the receipt by the American Arbitration Association of a written demand for arbitration also shall constitute the institution of legal or equitable proceedings for statute of limitations purposes. The parties shall be entitled to limited discovery at the discretion of the arbitrator(s) who may, but are not required to, allow depositions. The parties acknowledge that the arbitrators’ subpoena power is not subject to geographic limitations. The arbitrator(s) shall have the right to award individual relief which he or she deems proper under the evidence presented and applicable law and consistent with the parties’ rights to, and limitations on, damages and other relief as expressly set forth in this Agreement. The award and decision of the arbitrator(s) shall be conclusive and binding on all parties, and judgment upon the award may be entered in any court of competent jurisdiction. The Investor reserves the right, but shall have no obligation, to advance the Issuer’s share of the costs, fees and expenses of any arbitration proceeding, including any arbitrator fees, in order for such arbitration proceeding to take place, and by doing so will not be deemed to have waived or relinquished its right to seek the recovery of those amounts from the arbitrator, who shall provide for such relief in the final award, in addition to the costs, fees, and expenses that are otherwise recoverable. The foregoing agreement to arbitrate shall be specifically enforceable under applicable law in any court having jurisdiction thereof.

Agreed, this 12th day of April, 2016.

ISSUER:

IMMUNE THERAPEUTICS, INC.

By:	/s/ Noreen Griffin
Noreen Griffin
Chief Executive Officer

INVESTOR:

/s/ JMJ Financial
JMJ Financial / Its Principal

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EXHIBIT A

Noreen Griffin

Kelly Wilson

Chris Pearce

Eddie Teraskiewic

Paul Akin

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